First Quarter 2017 Earnings Release Presentation April 25, 2017 Exhibit 99.2

Safe Harbor Statement 2 From time to time, our comments and releases may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “forecast,” “guidance,” “intends,” “targeted,” “continue,” “remain,” “should,” “may,” “plans,” “estimates,” “will,” “will continue,” “will remain,” variations on such words or phrases, or similar references to future occurrences or events in future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Independent Bank Group or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Independent Bank Group’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Independent Bank Group’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system, whether through changes in the discount rate or money supply or otherwise; (4) changes in the level of non-performing assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, deflation, changes in market interest rates, developments in the securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, bank holding companies, and other financial service providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings; and (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Annual Report on Form 10-K filed on March 8, 2017, under the heading “Risk Factors”, and other reports and statements filed by the Company with the SEC. Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Today's Presenters David R. Brooks Chairman of the Board, CEO and President, Director • 37 years in the financial services industry; 29 years at Independent Bank • Active in community banking since the early 1980s - led the investor group that acquired Independent Bank in 1988 Michelle S. Hickox Executive Vice President, Chief Financial Officer •27 years in the financial services industry; 5 years at the Company •Previously a Financial Services Audit Partner at McGladrey LLP 3

First Quarter Key Highlights • Core (non-gaap) net income was $16.0 million, or $0.84 per diluted share, compared to $15.5 million, or $0.83 per diluted share, for fourth quarter 2016, representing an increase in linked quarter core net income of 3.2% • Solid organic loan growth of 11.5% annualized for the quarter • Positive increase in net interest margin to 3.67%, up from 3.59% for fourth quarter 2016 • Continued strong credit quality metrics • Return on average assets remained above 1% for the quarter, improving to 1.08% from 1.03% for fourth quarter 2016 4

First Quarter Selected Financial Data ($ in thousands except per share data) As of and for the Quarter Ended Balance Sheet Data March 31, 2017 December 31, 2016 March 31, 2016 Linked Quarter Change Annual Change Total assets $ 6,022,614 $ 5,852,801 $ 5,261,967 2.9% 14.5 % Loans held for investment (gross) 4,702,511 4,572,771 4,130,496 2.8 13.8 Total deposits 4,722,203 4,577,109 4,171,952 3.2 13.2 Total borrowings (excluding trust preferred securities) 568,115 568,045 444,745 — 27.7 Total capital 688,469 672,365 616,258 2.4 11.7 Earnings and Profitability Data Net interest income $ 47,867 $ 46,526 $ 45,660 2.9% 4.8 % Net interest margin 3.67% 3.59% 4.08% 2.2% (10.0)% Non-interest income $ 4,583 $ 5,224 $ 4,470 (12.3)% 2.5 % Non-interest expense 28,028 27,361 28,519 2.4% (1.7)% Net income 15,671 14,775 12,452 6.1% 25.9 % Basic EPS $ 0.83 $ 0.79 $ 0.67 5.1% 23.9 % Diluted EPS $ 0.82 $ 0.79 $ 0.67 3.8% 22.4 % Core net interest margin (1) (2) 3.66% 3.58% 3.96% 2.2% (7.6)% Core net income (1) $ 15,990 $ 15,541 $ 12,438 2.9% 28.6 % Core basic EPS (1) $ 0.85 $ 0.83 $ 0.67 2.4% 26.9 % Core diluted EPS (1) $ 0.84 $ 0.83 $ 0.67 1.2% 25.4% 5 (1) See Appendix for Non-GAAP reconciliation (2) Excludes income recognized on acquired loans of $123, $51 and $1,333, respectively.

Earnings Per Share and Core Earnings Per Share Trends (1) Consistent Earnings Growth (1) See Appendix for Non-GAAP reconciliation 6

Interest Income Growth 7 Interest Income, Net Interest Income and NIM Trends Core EPS (1)

Core Efficiency Ratio Core Efficiency Ratio Trends (1) (1) See Appendix for non-GAAP Reconciliation 8

Loan Portfolio Growth Total Loans by Year and Current Annual Trend ($ in billions)(1) (1) Includes loans held for sale. 9

Loan Portfolio Composition Loan Composition at 03/31/2017 CRE Loan Composition at 03/31/2017 Loans by Region at 03/31/2017 10

Historically Strong Credit Culture 11 NPLs / Loans Note: Financial data as of and for years ended December 31, and quarter ended December 31, 2016 for peer data and March 31, 2017 for IBTX. Interim chargeoff data annualized. Source: U.S. and Texas Commercial Bank numbers from SNL Financial. NCOs / Average Loans

Provision expense and Net chargeoff trends Provision and Chargeoffs • Historically low chargeoffs • Q3 2016 - $3MM chargeoff related to impaired energy loan 12 ($ in thousands)

Energy Lending (in millions) 13 (in millions)

Deposit Mix and Pricing (1) (1) Average rate for total deposits 2017 YTD Average Rate for Interest-bearing deposits: 0.58% 14

Capital Total Capital and TCE/TA Ratios (1) (1) See Appendix for non-GAAP Reconciliation 15

APPENDIX

Supplemental Information - Non-GAAP Financial Measures (unaudited)

Reconciliation of Core Earnings, Core Efficiency Ratio and Core EPS--Quarterly Periods

($ in thousands except per share data)		March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Net Interest Income - Reported	(a)	47,867	46,526	45,737	45,883	45,660
Income recognized on acquired loans		(123)	(51)	(116)	(265)	(1,333)
Adjusted Net Interest Income	(b)	47,744	46,475	45,621	45,618	44,327
Provision Expense - Reported	(c)	2,023	2,197	2,123	2,123	2,997
Noninterest Income - Reported	(d)	4,583	5,224	4,932	4,929	4,470
Loss on sale of branch		—	—	43	—	—
Gain on sale of OREO/repossessed assets		—	—	(4)	(10)	(48)
Gain on sale of securities		—	—	—	(4)	—
Loss / (Gain) on sale of PP&E		(5)	—	9	(3)	(38)
Adjusted Noninterest Income	(e)	4,578	5,224	4,980	4,912	4,384
Noninterest Expense - Reported	(f)	28,028	27,361	26,887	31,023	28,519
Senior leadership restructuring		—	—	—	(2,575)	—
OREO impairment		—	—	(51)	—	(55)
IPO related stock grant and bonus expense		(125)	(127)	(104)	(156)	(156)
Acquisition expense		(459)	(1,075)	(384)	(475)	(1,187)
Adjusted Noninterest Expense	(g)	27,444	26,159	26,348	27,817	27,121
Core Net Income [1]	(b) - (c) + (e) - (g)= (h)	15,990	15,541	14,819	13,764	12,438
Core Efficiency Ratio	(g) / (b + e)	52.45%	50.60%	52.07%	55.05%	55.68%
Average shares for basic EPS	(i)	18,908,679	18,613,975	18,478,289	18,469,182	18,444,284
Average shares for diluted EPS	(j)	19,015,810	18,716,614	18,568,622	18,547,074	18,528,031
Core Basic EPS	(h) / (i)	$ 0.85	$ 0.83	$ 0.80	$ 0.75	$ 0.67
Core Diluted EPS	(h) / (j)	$ 0.84	$ 0.83	$ 0.80	$ 0.74	$ 0.67

(1) Assumes actual effective tax rate of 30.0%, 33.4%, 33.0%, 33.2% and 33.1%, for the quarters ended March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, respectively.

16

($ in thousands except per share data) Year Ended December 31, 2016 2015 2014 Net Interest Income - Reported (a) $ 183,806 $ 154,098 $ 124,145 Write-off of debt origination warrants — — — Income recognized on acquired loans (1,765) (1,272) (1,960) Adjusted Net Interest Income (b) $ 182,041 $ 152,826 $ 122,185 Provision Expense - Reported (c) 9,440 9,231 5,359 Noninterest Income - Reported (d) 19,555 16,128 13,624 Gain on sale of loans — (116) (1,078) Loss on sale of branch 43 — — Gain on sale of OREO/repossessed assets (62) (290) (71) Gain on sale of securities (4) (134) (362) Loss / (Gain) on sale of PP&E (32) 358 22 Adjusted Noninterest Income (e) 19,500 15,946 12,135 Noninterest Expense - Reported (f) 113,790 103,198 88,512 Executive team restructuring (2,575) — — Adriatica expenses — — (23) OREO impairment (106) (35) (22) IPO related stock grant and bonus expense (543) (624) (630) Registration statements — — (619) Core system conversion — — (265) Acquisition expense (3,121) (3,954) (9,237) Adjusted Noninterest Expense (g) 107,445 98,585 77,716 Core Net Income (1) (b) - (c) + (e) - (g)= (h) $ 56,563 $ 41,056 $ 34,427 Core Efficiency Ratio (g) / (b + e) 53.31% 58.41% 57.86 % Average shares for basic EPS (i) 18,501,663 17,321,513 15,458,666 Average shares for diluted EPS (j) 18,588,309 17,406,108 15,557,120 Core Basic EPS (h) / (i) $ 3.06 $ 2.37 $ 2.23 Core Diluted EPS (h) / (j) $ 3.04 $ 2.36 $ 2.21 Supplemental Information - Non-GAAP Financial Measures (unaudited) Reconciliation of Core Earnings, Core Efficiency Ratio and Core EPS--Annual Periods APPENDIX (1) Assumes actual effective tax rate of 33.2%, 32.6% and 32.8% for the years ended December 31, 2016, 2015, and 2014, respectively. 17

Supplemental Information - Non-GAAP Financial Measures (unaudited) Reconciliation of Tangible Common Equity to Tangible Assets APPENDIX Tangible Common Equity To Tangible Assets 3/31/17 12/31/16 12/31/2015 12/31/14 12/31/13 ($ in thousands) Tangible Common Equity Total common stockholders' equity $ 688,469 $ 672,365 $ 603,371 $ 516,913 $ 233,772 Adjustments: Goodwill (258,319) (258,319) (258,643) (229,457) (34,704) Core deposit intangibles, net (13,685) (14,177) (16,357) (12,455) (3,148) Tangible Common Equity $ 416,465 $ 399,869 $ 328,371 $ 275,001 $ 195,920 Tangible Assets Total Assets $ 6,022,614 $ 5,852,801 $ 5,055,000 $ 4,132,639 $ 2,163,984 Adjustments: Goodwill (258,319) (258,319) (258,643) (229,457) (34,704) Core deposit intangibles (13,685) (14,177) (16,357) (12,455) (3,148) Tangible Assets $ 5,750,610 $ 5,580,305 $ 4,780,000 $ 3,890,727 $ 2,126,132 Tangible Common Equity To Tangible Assets 7.24% 7.17% 6.87% 7.07% 9.21% 18